UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 29, 2016, American Airlines Group Inc. (the “Company”) announced that Mr. Robert D. Isom, Jr., age 52, presently the Chief Operating Officer of the Company and American Airlines, Inc. (“American”), was elected President effective August 29, 2016. Mr. Isom’s business experience and related information required by Item 5.02(c)(2) of Form 8-K is hereby incorporated by reference to the “Executive Officers” section of the Company’s definitive proxy statement for the 2016 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2016. Mr. Isom’s compensation in connection with his promotion has not been determined at this time. The Company will file an amendment to this Form 8-K disclosing such information when it has been determined.

Also on August 29, 2016, the Company announced that Mr. J. Scott Kirby will cease serving as the President of the Company and American effective as of August 29, 2016. On August 29, 2016, the Company, American and Mr. Kirby entered into a Transition and Separation Agreement (the “Agreement”), pursuant to which Mr. Kirby will, upon the terms and subject to the conditions provided for in the Agreement, receive: (i) $3,850,000 in cash (representing two times the sum of Mr. Kirby’s base salary and target short term incentive) payable in a single cash lump sum; (ii) payment or reimbursement of COBRA premiums for Mr. Kirby and his covered dependents for up to 24-months; and (iii) the accelerated vesting of 258,958 restricted stock units held by Mr. Kirby, which represents the accelerated vesting of 157,317 restricted stock units that otherwise would have vested based solely on continued service through April 2018, 52,775 restricted stock units that would have vested in April 2018 based on Company performance achievement of 96%, which constitutes actual performance through June 30, 2016, and 48,866 restricted stock units that would have vested in April 2019 based on Company performance achievement of 87%, which constitutes actual performance through June 30, 2016. In consideration for the benefits provided for in the Agreement, the Agreement provides for a full release of claims against the Company and American and includes a two-year nonsolicitation covenant and customary covenants related to confidentiality and cooperation. The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On August 29, 2016, the Company issued a press relating to management transition, which press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Transition and Separation Agreement, dated as of August 29, 2016, by and among J. Scott Kirby, American Airlines Group Inc. and American Airlines, Inc.

99.2	Press Release, dated August 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: August 29, 2016	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: August 29, 2016	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs